EXHIBIT 99.1

Draft: For Release Thursday, November 21, 2013; 7:00 AM ET

CYBERONICS REPORTS RECORD FISCAL 2014 SECOND QUARTER RESULTS

Net Product Sales of $70.1 million, 12% Increase
Led by Record U.S. Results
Submission of AspireSR™ Generator for CE Mark Approval in Europe

HOUSTON, Texas, November 21, 2013 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended October 25, 2013.

Quarterly highlights

Operating results for the second quarter of fiscal 2014 compared to the second quarter of fiscal 2013, and other achievements, include:

•	Record worldwide sales of $70.1 million, an increase of 12.0%;

•	Record worldwide unit sales of 3,496, an increase of 8.2%;

•	Record U.S. net product sales of $57.9 million, an increase of 12.4%;

•	Continued strong International unit sales of 978, an increase of 9.8%;

•	Income from operations increased by 8.5% to a record $21.9 million;

•	Income per diluted share increased by 13.6% to $0.50 compared with adjusted non-GAAP income per diluted share of $0.44;¹

•	Share repurchases of $25 million; and

•	Submission of the AspireSR generator for regulatory approval in Europe.

1.
The financial and operating results for the fiscal quarter ended October 26, 2012 include a $1.3 million gain on warrant liability. The impact of this gain has been excluded for the purposes of non-GAAP comparisons between the fiscal quarter ended October 25, 2013 and the fiscal quarter ended October 26, 2012. As discussed below under “Use of Non-GAAP Financial Measures,” in this release, the company refers to and makes comparisons with certain non-GAAP financial measures including adjusted non-GAAP net income, and adjusted non-GAAP income per diluted share.  Investors should consider non-GAAP measures in addition to, and not as a substitute for or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached non-GAAP reconciliation. Numbers may be affected by rounding.

Results and objectives

“The second quarter of fiscal 2014 was another record quarter for sales, operating income and income per diluted share,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Our U.S. sales team provided another strong performance with a record quarter in both unit sales and net product sales.  Our estimates suggest that new patient additions in absolute numbers were the highest in eight years, while estimates of replacement growth rates are consistent with those provided in our annual guidance.

“International unit sales were well ahead of the second quarter of last year, with Europe continuing to deliver unit growth in double digits.  Foreign exchange movements favorably impacted sales for the second quarter of fiscal 2014 by approximately $200,000 compared to the second quarter of fiscal 2013.  On a constant currency basis, the increase in international sales was 8.5%, with a higher proportion of our international sales coming from distributors.

“Adjusted EBITDA for the second quarter was $26 million, and our balance sheet remains healthy, with available cash and short-term investments of $123 million.

“We are particularly pleased to have delivered on one of our key product development goals for fiscal 2014 with the submission this quarter of the AspireSR generator for regulatory approval in Europe.  This regulatory filing marks an important milestone for the entire product development team.  We continued to enroll patients in the first phase of our E-37 U.S. clinical study for the AspireSR generator and expect to complete enrollment by the end of the fiscal year.

“Significant and positive product development work continued on both the Relay™ and ProGuardian™ platform technologies during the quarter, and our product development investment is likely to be higher in the third quarter as we strive to bring these products to submission-ready status.  As previously advised, we completed enrollment in the ANTHEM-HF study assessing Autonomic Regulation Therapy (ART™) for patients with chronic heart failure in the first quarter.  We plan to determine next steps in this program once the six month follow-up results are available,” concluded Mr. Moore.

Stock Repurchase Update

During the recently completed quarter, Cyberonics repurchased 480,000 shares on the open market, leaving 260,000 shares available to be repurchased under the current program, which is expected to be completed in the current fiscal year.

Fiscal 2014 guidance

Cyberonics is increasing guidance for fiscal 2014 as follows:

•	Net sales are expected to be in the range of $281 million to $285 million (previous guidance of $279 million to $283 million).
•	Adjusted non-GAAP income from operations is expected to be in the range of $86 million to $88 million (previous guidance of $85 million to $88 million).
•	Adjusted non-GAAP net income for fiscal 2014 is expected to be in the range from $54 million to $56 million (previous guidance of $53 million to $56 million).
•	Adjusted non-GAAP diluted earnings per share (EPS) will be in the range from $1.97 to $2.03 (previous guidance of $1.93 to $2.01).

Guidance for income from operations, net income and diluted earnings per share (EPS) was adjusted by $7.4 million, $4.8 million (net of tax) and $0.17 cents per share respectively, for the litigation settlement recorded in the first quarter of fiscal 2014.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s first quarter results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the income from operations, net income and income per diluted share of the company excluding unusual items.  Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends.  Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) measures the adjusted non-GAAP income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliations between GAAP and non-GAAP financial measures.

Second Quarter Results Webcast and Conference Call Instructions

Cyberonics will host a conference call today, November 21, 2013, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2014 second quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 74273779.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses an implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics offers the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning completing enrollment of the E-37 clinical study by fiscal year end, increasing our product development expenditure in the third quarter, bringing the Relay and ProGuardian products to submission-ready status by fiscal year end, completing our current stock repurchase program by fiscal year end, and financial guidance for fiscal 2014.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our products; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of new products, including VNS Therapy™ for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new products and indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 26, 2013 and our Quarterly Report on Form 10Q for the fiscal quarter ended July 26, 2013.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 25, 2013	October 26, 2012	October 25, 2013	October 26, 2012

Net sales	$70,101,119	$62,955,645	$138,973,476	$123,276,816
Cost of sales	6,926,106	5,169,804	13,470,139	10,180,981
Gross profit	63,175,013	57,785,841	125,503,337	113,095,835
Operating expenses:
Selling, general and administrative	29,633,925	27,569,480	58,940,195	55,892,796
Research and development	11,653,450	10,042,416	23,628,615	19,761,719
Litigation settlement	-	-	7,442,847	-
Total operating expenses	41,287,375	37,611,896	90,011,657	75,654,515
Income from operations	21,887,638	20,173,945	35,491,680	37,441,320

Interest income	45,667	12,426	89,082	19,505
Interest expense	(159)	(59,988)	(159)	(88,773)
Other income (expense), net	(40,782)	1,202,443	(171,473)	(2,788,977)

Income before income taxes	21,892,364	21,328,826	35,409,130	34,583,075
Income tax expense	8,003,902	7,761,922	12,846,742	12,941,138

Net income	$13,888,462	$13,566,904	$22,562,388	$21,641,937

Basic income per share	$0.51	$0.49	$0.82	$0.78
Diluted income per share	$0.50	$0.48	$0.81	$0.77

Shares used in computing basic income per share	27,274,172	27,649,103	27,393,680	27,571,261
Shares used in computing diluted income per share	27,579,007	28,063,199	27,713,954	27,995,630

 CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	October 25, 2013	April 26, 2013
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$97,736,577	$120,708,572
Short-term investments	24,990,389	15,000,000
Accounts receivable, net	42,250,118	39,450,113
Inventories	18,088,317	17,718,454
Deferred tax assets	11,459,597	10,297,991
Other current assets	4,247,646	4,183,213
Total Current Assets	198,772,644	207,358,343
Property, plant and equipment, net	35,612,591	28,555,742
Intangible assets, net	12,092,002	9,219,999
Long-term investments	10,588,202	10,588,202
Deferred tax assets	8,023,091	7,825,286
Other assets	594,074	495,738
Total Assets	$265,682,604	$264,043,310

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$25,087,035	$29,025,478
Total Current Liabilities	25,087,035	29,025,478
Long-term Liabilities	4,596,850	5,449,604
Total Liabilities	29,683,885	34,475,082
Total Stockholders' Equity	235,998,719	229,568,228
Total Liabilities and Stockholders' Equity	$265,682,604	$264,043,310

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Twenty-Six Weeks Ended
	October 25, 2013	October 26, 2012

Cash Flow From Operating Activities:
Net income	$22,562,388	$21,641,937
Non-cash items included in net income:
Depreciation	2,039,632	1,901,737
Amortization	666,997	415,850
Stock-based compensation	5,749,368	6,846,188
Deferred income tax	(1,499,571)	11,279,443
Deferred license revenue amortization	(1,467,869)	(746,984)
Impairment of investment	-	4,058,768
Gain on warrant liability	-	(1,327,686)
Other	(3,258)	136,713
Changes in operating assets and liabilities:
Accounts receivable, net	(2,369,854)	(7,660,128)
Inventories	(168,349)	(2,946,896)
Other assets	(42,693)	1,691,190
Accounts payable and accrued liabilities	(3,349,709)	(1,213,060)
Net cash provided by operating activities	22,117,082	34,077,072
Cash Flow From Investing Activities:
Short-term investments	(9,990,389)	-
Equity investments	-	(2,588,200)
Intangible asset purchases	(3,539,000)	(2,500,000)
Purchases of property, plant and equipment	(9,050,473)	(4,086,775)
Net cash used in investing activities	(22,579,862)	(9,174,975)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	4,819,184	8,979,217
Cash settlement of share units	(936,115)	-
Purchase of treasury stock	(38,238,364)	(12,384,771)
Realized excess tax benefit	11,767,442	526,625
Net cash used in financing activities	(22,587,853)	(2,878,929)
Effect of exchange rate changes on cash and cash equivalents	78,638	(179,084)
Net increase (decrease) in cash and cash equivalents	(22,971,995)	21,844,084
Cash and cash equivalents at beginning of period	120,708,572	96,654,275
Cash and cash equivalents at end of period	$97,736,577	$118,498,359

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted income per share (unaudited):

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 25, 2013	October 26, 2012	October 25, 2013	October 26, 2012

Net income	$13,888,462	$13,566,904	$22,562,388	$21,641,937
Gain on warrants’ liability (1)	-	(1,327,686)	-	(1,327,686)
Impairment of investment (2)	-	-	-	2,472,601
Litigation settlement	-	-	4,776,075	-
Adjusted non-GAAP net income	$13,888,462	$12,239,218	$27,338,463	$22,786,852

Diluted income per share	$0.50	$0.48	$0.81	$0.77
Gain on warrants’ liability (1)	-	(0.05)	-	(0.05)
Impairment of investment (2)	-	-	-	0.09
Litigation settlement	-	-	0.17	-
Adjusted non-GAAP diluted income per share (3)	$0.50	$0.44	$0.99	$0.81

(1)	Gain on warrants’ liability with no tax effect.
(2)	The impairment relates to our investment in the convertible debt instrument of NeuroVista, net of tax.
(3)	Numbers may be affected by rounding.

The following table sets forth the reconciliation between income from operations and adjusted non-GAAP income from operations (unaudited):

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 25, 2013	October 26, 2012	October 25, 2013	October 26, 2012

Income from operations	$21,887,638	$20,173,945	$35,491,680	$37,441,320
Litigation settlement	-	-	7,442,847	-
Adjusted non-GAAP income from operations	$21,887,638	$20,173,945	$42,934,527	$37,441,320

The following table sets forth the reconciliation between adjusted non-GAAP net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

Adjusted non-GAAP net income	$13,888,462	$12,239,218	$27,338,463	$22,786,852
Interest (income) expense, net	(45,508)	47,562	(88,923)	69,268
Other expense, net	40,782	125,243	171,473	57,895
Depreciation and amortization	1,349,628	1,194,479	2,706,629	2,317,587
Equity based compensation	2,595,869	2,439,655	5,749,368	6,846,188
Income tax expense – adjusted for non-GAAP items	8,003,902	7,761,922	15,513,514	14,527,305
Adjusted EBITDA	$25,833,135	$23,808,079	$51,390,524	$46,605,095